SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON  D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

              SECURITIES AND EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported): April 3, 1998
                                                      -------------

                    BT Financial Corporation
                    ------------------------
        (Exact Name of Registrant as Specified in its Charter)

     Pennsylvania                  0-12377        25-1441348
     ------------                  -------        ----------
(State or other jurisdiction of (Commission      (I.R.S.Employer
incorporation or organization    File Number)    Identification No.)

          551 Main Street, Johnstown, Pennsylvania  15901
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              (Address of Principal Executive Offices)
                            (Zip Code)

                          (814) 532-3801
                          --------------
       (Registrant's Telephone Number, including Area Code)







Item 5.  Other Events

     During the first quarter of 1998, several senior officers of BT Financial Corporation ("BT") and its affiliate companies retired early. Certain severance and legal costs associated with these retirements approximated $337,000 and were recorded in the first quarter of 1998. The retiring officers will not be replaced, and the costs associated with the early retirements are expected to be recovered by reduced salary and benefits expenses throughout the remainder of 1998.

      BT expensed approximately $348,000 in the first quarter of 1998 in connection with two legal settlements, their associated costs, and other legal fees related to various lawsuits. The settlements and their costs represented the majority of the expensed amount in the first quarter of 1998.

     On March 25, 1998, BT's Board of Directors declared a two-for-one stock split in the form of a stock dividend to be distributed on May 1, 1998 to shareholders of record as of April 8, 1998.

     As a result of the aforementioned expenses, BT estimates first quarter 1998 earnings per share will be reduced by approximately
$.04, adjusted for the two-for-one stock split.






                      SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 3, 1998              By:/s/ John H. Anderson
       -------------                  ------------------------
                                      John H. Anderson,
                                      Chairman and Chief
                                      Executive Officer